UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021 (June 15, 2021)

ATI PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 296-2223

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas

New York, NY 10105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	FAII.U	New York Stock Exchange
Class A common stock, par value of $0.0001 per share	FAII	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FAII WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

In connection with the special meeting of stockholders of FAII held on June 15, 2021 at 8:00 a.m., Eastern Time, virtually (the “Special Meeting”), and the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of February 21, 2021 (the “Merger Agreement”), by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“FAII”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (“Wilco”), which provided for the merger of Merger Sub with and into Wilco, with Wilco being the surviving corporation (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), holders of 8,987,746 shares of Company Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), reflecting approximately 26% of the outstanding Class A Common Stock, exercised their right to redeem their shares for cash at a redemption price of $10.00 per share, for an aggregate redemption amount of approximately $89.9 million.

On June 16, 2021, the registrant consummated the Business Combination pursuant to the Merger Agreement. In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of Wilco and its subsidiaries, and the stockholders of Wilco as of immediately prior to the effective time of the Merger hold a portion of the Class A Common Stock.

In connection with the Closing, the registrant changed its name from “Fortress Value Acquisition Corp. II” to “ATI Physical Therapy, Inc.” Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant” and the “Company” refer to Fortress Value Acquisition Corp. II prior to the Closing and to the combined company and its subsidiaries following the Closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2021 Equity Incentive Plan

At the Special Meeting, holders of 32,082,998 shares of FAII’s common stock (consisting of 23,457,998 shares of Class A Common Stock and 8,625,000 shares of Class F common stock) were present in person or by proxy, representing 74.4% of FAII’s common stock outstanding and entitled to vote as of the record date of May 24, 2021, and constituting a quorum for transaction of business.

In connection with the Special Meeting, FAII stockholders approved the ATI Physical Therapy 2021 Equity Incentive Plan (the “2021 Plan”), which makes available a number of shares of Class A Common Stock equal to 10% of the total number of shares of common stock of FAII issued and outstanding as of immediately after the consummation of the Business Combination. Based on FAII’s anticipated capital stock upon the Closing, this will be approximately 20,728,254 shares of Class A Common Stock, which shall be the maximum number of shares of Class A Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2021 Plan. A summary of the 2021 Plan is included in FAII’s definitive Proxy Statement (the “Definitive Proxy”) for the Special Meeting filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2021 and is incorporated by reference, which summary is qualified in all respects by the full text of the 2021 Plan, included as Annex L to the Definitive Proxy.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following proposals were submitted to and approved by the Company’s stockholders as follows:

1.

The Business Combination Proposal: To consider and vote upon a proposal to approve the Merger Agreement and the Business Combination, pursuant to which Wilco shall become a direct, wholly-owned subsidiary of FAII upon consummation of the Business Combination.

For	Against	Abstain	Broker Non-Votes
29,453,105	2,618,674	11,219	0

The Business Combination Proposal was approved, having received “for” votes from holders of at least 50.1% of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the Special Meeting.

2.

The NYSE Issuance Proposal: To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (“NYSE”), the issuance of shares of common stock pursuant to the Merger Agreement and the Subscription Agreements, dated as of February 21, 2021, by and between FAII and each of the investors thereto.

For	Against	Abstain	Broker Non-Votes
29,452,365	2,618,574	12,059	0

The NYSE Issuance Proposal was approved, having received “for” votes from holders of at least 50.1% of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the Special Meeting.

3.	The Charter Amendment Proposal: To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of FAII (the “Proposed Charter”).

For	Against	Abstain	Broker Non-Votes
29,450,228	2,620,574	12,196	0

The Charter Amendment Proposal was approved, having received “for” votes from holders of at least 50.1% of the outstanding shares of common stock.

4.

The Governance Proposal: To consider and act upon, on a non-binding, advisory basis, a separate proposal with respect to certain governance provisions in FAII’s Proposed Charter in accordance with the Commission requirement:

a.

Number of Authorized Shares: To consider and vote upon an amendment to FAII’s current charter to approve the increase of the total number of all classes of capital stock to 471,000,000, consisting of (a) 470,000,000 shares of FAII common stock, including (i) 450,000,000 shares of Class A Common Stock and (ii) 20,000,000 shares of FAII Class F common stock, and (b) 1,000,000 shares of FAII preferred stock.

For	Against	Abstain	Broker Non-Votes
32,008,731	53,086	21,181	0

b.

Board Classification: To consider and vote upon an amendment to FAII’s current charter to require that the board of directors be divided into three classes, with only one class of directors being elected each year and members of each class (except for those initial directors appointed to Class I, Class II and Class III in connection with the Business Combination) serving a three-year term.

For	Against	Abstain	Broker Non-Votes
25,991,377	6,064,816	26,805	0

c.

Opt Out of Section 203 of the Delaware General Corporate Law: To consider and vote upon an amendment to FAII’s current charter providing that ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II) will not be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with Advent International Corporation (“Advent”) and their transferees, any person that acquires ownership of voting stock of the Company directly from Advent or any of its affiliates or successors, and any of their respective affiliates or successors or any “group,” or any member of any such group to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes.

For	Against	Abstain	Broker Non-Votes
28,923,243	3,131,162	28,593	0

d.

Stockholder Vote Required to Amend the Certificate of Incorporation: To consider and vote upon an amendment to FAII’s current charter to require that any amendments relating to Article V (Board of Directors) may only be made, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of FAII entitled to vote in the election of directors, voting together as a single class.

For	Against	Abstain	Broker Non-Votes
25,956,917	6,098,541	27,540	0

e.

Stockholder Vote Required to Amend the Bylaws: To consider and vote upon an amendment to FAII’s current charter to require that any amendments relating to Article VIII of FAII’s amended and restated bylaws (Indemnification) may only be made by the affirmative vote of the holders of at least 65% of the voting power of all the then-outstanding shares of capital stock of FAII.

For	Against	Abstain	Broker Non-Votes
25,995,106	6,064,072	23,820	0

5.

The Director Election Proposal: To consider and vote upon a proposal to elect eight directors to serve on the FAII board of directors until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal.

a.	Joshua A. Pack

For	Withhold	Broker Non-Votes
26,743,087	5,339,911	0

b.	Andrew A. McKnight

For	Withhold	Broker Non-Votes
26,391,440	5,691,558	0

c.	Marc Furstein

For	Withhold	Broker Non-Votes
27,534,784	4,548,214	0

d.	Leslee Cowen

For	Withhold	Broker Non-Votes
27,537,161	4,545,837	0

e.	Aaron F. Hood

For	Withhold	Broker Non-Votes
30,794,475	1,288,523	0

f.	Carmen A. Policy

For	Withhold	Broker Non-Votes
32,044,112	38,886	0

g.	Rakefet Russak-Aminoach

For	Withhold	Broker Non-Votes
32,035,995	47,003	0

h.	Sunil Gulati

For	Withhold	Broker Non-Votes
32,038,914	44,084	0

All nominees for election to the board of directors of FAII to serve on the FAII board until the earlier of the closing and the 2023 annual meeting of stockholders were elected, each such nominee having received “for” votes from holders of at least a plurality of the outstanding shares of common stock represented in person or by proxy at the Special Meeting.

6.	The Incentive Plan Proposal: To consider and vote upon a proposal to approve the 2021 Plan.

For	Against	Abstain	Broker Non-Votes
30,662,857	1,407,523	12,618	0

The Incentive Plan Proposal was approved, having received “for” votes from holders of at least 50.1% of the votes cast by holders of outstanding shares of common stock represented in person or by proxy at the Special Meeting.

In connection with the Special Meeting, FAII also solicited proxies with respect to the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of one or more of the proposals at the Special Meeting. As there were sufficient votes at the time of the Special Meeting to approve proposals 1 through 6 and to ensure that a quorum was present at the Special Meeting, the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the holders of shares of FAII common stock for approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

On June 16, 2021, the Company issued a press release announcing the approval of all of the proposals presented at the Special Meeting. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of June 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2021	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer